Exhibit 99.1

COHU, INC.
12367 CROSTHWAITE CIRCLE
POWAY, CA 92064
FAX (858) 848-8185
PHONE (858) 858-8100
www.cohu.com

Cohu Reports Second Quarter 2021 Results

●	Record second quarter revenue $244.8 million, up 70% year-over-year

●	Gross margin of 42.8%; non-GAAP gross margin of 42.7%

●	Completed sale of PCB Test business and, after quarter-end, prepaid $100 million of term loan B

●	Introduced DI-Core data analytics platform

POWAY, Calif., July 29, 2021 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2021 second quarter net sales of $244.8 million and GAAP income of $95.1 million or $1.92 per share. On June 24, 2021 Cohu completed the divestment of its Printed Circuit Board Test (“PCB Test”) business which resulted in a gain of $75.8 million. Net sales for the first six months of 2021 were $470.3 million and GAAP income was $122.7 million or $2.58 per share.(1) The divestment of the PCB Test business did not qualify for presentation as discontinued operations and its results are included in continuing operations for all periods presented.

Cohu also reported non-GAAP results, with second quarter 2021 income of $44.2 million or $0.89 per share and income of $84.8 million or $1.79 per share for the first six months of 2021.(1)

GAAP Results (1)
(in millions, except per share amounts)	Q2 FY 2021	Q1 FY 2021	Q2 FY 2020	6 Months 2021	6 Months 2020

Net sales	$244.8	$225.5	$144.1	$470.3	$283.0
Income (loss)	$95.1	$27.6	$(4.7)	$122.7	$(22.1)
Income (loss) per share	$1.92	$0.61	$(0.11)	$2.58	$(0.53)

Non-GAAP Results (1)
(in millions, except per share amounts)	Q2 FY 2021	Q1 FY 2021	Q2 FY 2020	6 Months 2021	6 Months 2020

Income	$44.2	$40.5	$7.1	$84.8	$7.3
Income per share	$0.89	$0.89	$0.17	$1.79	$0.17

(1)	All amounts presented are from continuing operations.

Total cash and investments at the end of second quarter 2021 were $434.1 million. Utilizing a portion of the gross proceeds from the divestment of the PCB Test business, the Company prepaid $100 million of its term loan B debt facility on June 30, 2021.

“Year-to-date results and our forecast put Cohu on track for record full year revenue and profitability, benefiting from strong 5G mobility, automotive and improving consumer and industrial semiconductor demand,” said Cohu President and CEO Luis Müller. “In the second quarter, we completed the sale of Cohu’s PCB Test business, which was non-core to our growth strategy and enabled an accelerated $100 million prepayment of our term loan B debt facility. We continued to capture new customers with the Neon inspection system, had a design-win for a complete RF test cell solution, and introduced the DI-Core platform, our foray into software data analytics to improve customers’ test cell productivity.”

Cohu expects third quarter 2021 sales to be between $220 million and $235 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss second quarter 2021 results at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time on July 29, 2021. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 5582321. Webcast access will be available on the Investor Information section of the Company’s website at www.cohu.com.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense, effective tax rate and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, asset impairment charges, gain on sale of business, gain on sale of facility, employer payroll taxes related to accelerated vesting share-based awards , depreciation of purchase accounting adjustments to property, plant and equipment, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding being on track for record full year revenue and profitability, benefiting from strong 5G mobility, automotive and improving consumer and industrial semiconductor demand, new customers and design wins, new Neon customers, DI-Core software platform, improving contactor operational efficiencies/lead-times/margins, estimated test cell utilization, any other comments on Cohu’s FY 2021 outlook or growth, second half or fourth quarter 2021 outlook, target financial model for FY’21, % of incremental revenue expected to fall to operating income, debt deleveraging priority, estimated system versus recurring sales, sales impact of supply chain disruptions, Cohu’s third quarter 2021 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, operating income, adjusted EBITDA, effective tax rate, free cash flow, cap ex, cash and shares outstanding, estimated minimum cash needed, estimated EBITDA breakeven point, any future Term Loan B principal reduction, non-cash charges and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the ongoing global COVID-19 pandemic has adversely affected, and is continuing to adversely affect, our business and results of operations; ongoing increases in material, labor, supplier, logistics and other operating costs, or supply chain delays, could cause lower gross margins or lost sales and adversely impact our business, financial position, results of operations and cash flows; potential post-closing PCB Test sale purchase price adjustment based on final closing accounts mechanism; we are making investments in new products and product enhancements, which may adversely affect our operating results and these investments may not be commercially successful; we are exposed to the risks of operating a global business; we have manufacturing operations in Asia, and any failure to effectively manage multiple manufacturing sites and to secure raw materials meeting our quality, cost and other requirements, or failures by our suppliers to perform, could harm our sales, service levels and reputation; failure of critical suppliers to deliver sufficient quantities of parts in a timely and cost-effective manner could adversely impact our operations; the semiconductor industry is seasonal, volatile and unpredictable; the semiconductor equipment industry is intensely competitive; semiconductor equipment is subject to rapid technological change, product introductions and transitions which may result in inventory write-offs, and our new product development involves numerous risks and uncertainties; the seasonal nature of the semiconductor equipment industry places enormous demands on our employees, operations and infrastructure; a limited number of customers account for a substantial percentage of our net sales; a majority of our revenues are generated from exports to foreign countries, primarily in Asia, that are subject to economic and political instability and we compete against a number of Asia-based test contactor, test handler and automated test equipment suppliers; the incurrence of substantial indebtedness in connection with our financing of the Xcerra acquisition may have an adverse impact on Cohu’s liquidity, limit Cohu’s flexibility in responding to other business opportunities and increase Cohu’s vulnerability to adverse economic and industry conditions; our Credit Agreement contains various representations and negative covenants that limit, subject to certain exceptions and baskets, our ability and/or our subsidiaries’ ability to enter into financing and other transactions relating to our assets; because of high debt levels we may not be able to service our debt obligations in accordance with their terms; dilution of earnings per share due to our March 2021 follow-on equity offering; we are exposed to other risks associated with other acquisitions, investments and divestitures; we expect to continue to evaluate and pursue divestitures of non-core assets; our financial and operating results may vary and fall below analysts’ estimates, or credit rating agencies may change their ratings on Cohu, any of which may cause the price of our common stock to decline or make it difficult to obtain other financing; potential goodwill impairments if our business underperforms; global economic and political conditions, including trade tariffs and export restrictions, and other regulatory requirements, have impacted our business and may continue to have an adverse impact on our business and financial condition; and our business and operations could suffer in the event of cybersecurity breaches.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Six Months Ended (1)
	June 26,	June 27,	June 26,	June 27,
	2021	2020	2021	2020

Net sales	$244,803	$144,084	$470,291	$283,005
Cost and expenses:
Cost of sales (excluding amortization)	140,146	83,127	263,429	165,964
Research and development	23,423	20,424	46,575	42,892
Selling, general and administrative	32,834	30,976	65,458	64,328
Amortization of purchased intangible assets	9,045	9,527	18,289	19,065
Gain on sale of PCB Test business (2)	(75,779)	-	(75,664)	-
Restructuring charges	617	585	1,957	988
Impairment charges (3)	-	-	-	3,949
Gain on sale of facilities (4)	-	(27)	-	(27)
	130,286	144,612	320,044	297,159
Income (loss) from operations	114,517	(528)	150,247	(14,154)
Other (expense) income:
Interest expense	(1,831)	(3,456)	(4,406)	(7,883)
Interest income	94	21	144	168
Foreign transaction loss	(25)	(640)	(287)	(1,044)
Loss on extinguishment of debt (5)	-	-	(1,761)	-
Income (loss) from continuing operations before taxes	112,755	(4,603)	143,937	(22,913)
Income tax provision (benefit)	17,659	137	21,234	(855)
Income (loss) from continuing operations	95,096	(4,740)	122,703	(22,058)

Discontinued operations: (6)
Income from discontinued operations before taxes	-	-	-	46
Income tax provision	-	-	-	4
Income from discontinued operations	-	-	-	42
Net income (loss)	$95,096	$(4,740)	$122,703	$(22,016)

Income (loss) per share:
Basic:
Income (loss) from continuing operations	$1.96	$(0.11)	$2.66	$(0.53)
Income from discontinued operations	-	-	-	0.00
Net income (loss)	$1.96	$(0.11)	$2.66	$(0.53)

Diluted:
Income (loss) from continuing operations	$1.92	$(0.11)	$2.58	$(0.53)
Income from discontinued operations	-	-	-	0.00
Net income (loss)	$1.92	$(0.11)	$2.58	$(0.53)

Weighted average shares used in computing income (loss) per share: (7)
Basic	48,555	41,844	46,155	41,673
Diluted	49,474	41,844	47,478	41,673

(1)	The three- and six-month periods ended June 26, 2021 and June 27, 2020 were both comprised of 13 weeks and 26 weeks, respectively.
(2)

On June 24, 2021 the Company completed the divestment of its PCB Test business. The divestment of this business did not qualify for presentation as discontinued operations and the results of the PCB Test business are included in continuing operations for all periods presented. During the three-month period ended March 27, 2021 the Company incurred approximately $0.1 million of costs related to the sale of this business and were previously included in SG&A. With the completion of the sale in the current quarter these amounts have been reclassified gain on sale of PCB Test business to conform with current presentation for the six-month period ended June 26, 2021.

(3)

Included in our results for the six-month period ended June 27, 2020 are impairment charges recorded to write certain of our in-process research and development assets (“IPR&D”) obtained as part of our acquisition of Xcerra down to current estimated fair values.

(4)

During 2020 we completed the sale of our facility in Penang, Malaysia which generated a gain. The gain was previously included in SG&A and was reclassified to gain on sale of facility during the quarter ended September 26, 2020. The facility was sold as part of the previously announced Xcerra integration program.

(5)

Repayments of outstanding term loan B resulted in a loss from the extinguishment of debt. Loss on extinguishment of debt is the net result after any cash gain is offset by the required reduction in our capitalized debt issuance costs and original issuance discounts.

(6)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the operating results of this business have been presented as discontinued operations. In February 2020, we completed the sale of this business.

(7)

For the three- and six-month periods ended June 27, 2020, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect. The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 26,	December 26,
	2021	2020
Assets:
Current assets:
Cash and investments	$434,089	$170,027
Accounts receivable	216,008	151,919
Inventories	155,850	142,500
Other current assets	20,650	20,600
Total current assets	826,597	485,046
Property, plant & equipment, net	65,021	66,916
Goodwill	226,577	252,304
Intangible assets, net	203,417	233,685
Operating lease right of use assets	26,850	29,203
Other assets	23,270	23,192
Total assets	$1,371,732	$1,090,346

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$3,160	$5,314
Current installments of long-term debt (1)	102,474	3,075
Deferred profit	17,480	8,671
Other current liabilities	198,198	157,393
Total current liabilities	321,312	174,453
Long-term debt	111,744	311,551
Non-current operating lease liabilities	23,813	25,787
Other noncurrent liabilities	64,632	66,267
Cohu stockholders’ equity	850,231	512,288
Total liabilities & stockholders’ equity	$1,371,732	$1,090,346

(1)

Utilizing a portion of the gross proceeds from the divestment of the PCB Test business, on June 30, 2021, the Company prepaid $100 million of its term loan B debt facility. As a result of this prepayment occurring during the third fiscal quarter of 2021, $100 million has been classified as current installments of long-term debt as of June 26, 2021.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	June 26,	March 27,	June 27,
	2021	2021	2020
Income (loss) from operations - GAAP basis (a)	$114,517	$35,730	$(528)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	191	262	211
Research and development (R&D)	763	781	828
Selling, general and administrative (SG&A)	2,552	2,480	2,364
	3,506	3,523	3,403
Amortization of purchased intangible assets (c)	9,045	9,244	9,527
Restructuring charges related to inventory adjustments in COS (d)	(263)	400	72
Restructuring charges (d)	617	1,340	585
Manufacturing and sales transition costs included in (e):
SG&A	-	-	76
	-	-	76
Gain on sale of PCB Test business (f)	(75,779)	115	-
Gain on sale of facility (f)	-	-	(27)
PP&E step-up included in SG&A (g)	145	145	243
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (h)	-	300	-
Income from operations - non-GAAP basis (i)	$51,788	$50,797	$13,351

Income (loss) from continuing operations - GAAP basis	$95,096	$27,607	$(4,740)
Non-GAAP adjustments (as scheduled above)	(62,729)	15,067	13,879
Tax effect of non-GAAP adjustments (j)	11,853	(2,045)	(2,011)
Income from continuing operations - non-GAAP basis	$44,220	$40,629	$7,128

GAAP income (loss) from continuing operations per share - diluted	$1.92	$0.61	$(0.11)

Non-GAAP income from continuing operations per share - diluted (k)	$0.89	$0.89	$0.17

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Impairment charges and the gains from the sale of the PCB Test business and the facility in Penang Malaysia have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. Impairment charges and gain on sale of facility have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Acquisition costs, fair value adjustment to contingent consideration and adjustments for inventory and PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	46.8%, 15.8% and (0.4)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra and the Company’s German operations.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate the gains generated from the sale of the PCB Test business and the facility in Penang Malaysia.
(g)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(h)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(i)	21.2%, 22.5% and 9.3% of net sales, respectively.
(j)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(k)

All periods presented were computed using the number of GAAP diluted shares outstanding except the three months ended June 27, 2020 which was computed using 42,283 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Six Months Ended
	June 26,	June 27,
	2021	2020
Income (loss) from operations - GAAP basis (a)	$150,247	$(14,154)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	453	423
Research and development (R&D)	1,544	1,661
Selling, general and administrative (SG&A)	5,032	4,930
	7,029	7,014
Amortization of purchased intangible assets (c)	18,289	19,065
Restructuring charges related to inventory adjustments in COS (d)	137	1,675
Restructuring charges (d)	1,957	988
Manufacturing and sales transition costs included in (e):
SG&A	-	139
	-	139
Impairment charges (f)	-	3,949

Gain on sale of PCB Test business (g)	(75,664)	-
Gain on sale of facility (g)	-	(27)
PP&E step-up included in SG&A (h)	290	486
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (i)	300	-

Income from operations - non-GAAP basis (j)	$102,585	$19,135

Income (loss) from continuing operations - GAAP basis	$122,703	$(22,058)
Non-GAAP adjustments (as scheduled above)	(47,662)	33,289
Tax effect of non-GAAP adjustments (k)	9,808	(3,971)
Income from continuing operations - non-GAAP basis	$84,849	$7,260

GAAP income (loss) per share from continuing operations - diluted	$2.58	$(0.53)

Non-GAAP income per share - diluted (l)	$1.79	$0.17

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Impairment charges and gains from the sale of the PCB Test business and the facility in Penang Malaysia have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. Impairment charges and gain on sale of facility have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Acquisition costs, fair value adjustment to contingent consideration and adjustments for inventory and PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	31.9% and (5.0)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra and the Company’s German operations.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets obtained in the acquisition of Xcerra to current fair value.
(g)	To eliminate the gains generated from the sale of the PCB Test business and the facility in Penang Malaysia.
(h)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of Xcerra.
(i)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(j)	21.8% and 6.8% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)

The six-months ended June 27, 2020 was computed using 42,355 shares outstanding, respectively, as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods were calculated utilizing the GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	June 26,	March 27,	June 27,
	2021	2021	2020

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$104,657	$102,205	$60,957
Non-GAAP adjustments to cost of sales (as scheduled above)	(72)	662	283
Gross profit - Non-GAAP basis	$104,585	$102,867	$61,240

As a percentage of net sales:
GAAP gross profit	42.8%	45.3%	42.3%
Non-GAAP gross profit	42.7%	45.6%	42.5%

Adjusted EBITDA Reconciliation
Net income (loss) - GAAP Basis	$95,096	$27,607	$(4,740)
Income tax provision (benefit)	17,659	3,575	137
Interest expense	1,831	2,575	3,456
Interest income	(94)	(50)	(21)
Amortization of purchased intangible assets	9,045	9,244	9,527
Depreciation	3,385	3,323	3,557
Amortization of cloud-based software implementation costs (2)	378	370	308
Loss on extinguishment of debt	-	1,761	-
Other non-GAAP adjustments (as scheduled above)	(71,919)	5,678	4,109
Adjusted EBITDA	$55,381	$54,083	$16,333

As a percentage of net sales:
Net income (loss) - GAAP Basis	38.8%	12.2%	(3.3)%
Adjusted EBITDA	22.6%	24.0%	11.3%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$65,919	$66,360	$61,485
Non-GAAP adjustments to operating expenses (as scheduled above)	(13,122)	(14,290)	(13,596)
Operating Expenses - Non-GAAP basis	$52,797	$52,070	$47,889

(1)	Excludes amortization of $7,043, $7,101 and $7,256 for the three months ending June 26, 2021, March 27, 2021 and June 27, 2020, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Six Months Ended
	June 26,	June 27,
	2021	2020
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$206,862	$117,041
Non-GAAP adjustments to cost of sales (as scheduled above)	590	2,098
Gross profit - Non-GAAP basis	$207,452	$119,139

GAAP gross profit	44.0%	41.4%
Non-GAAP gross profit	44.1%	42.1%

Adjusted EBITDA Reconciliation
Net income (loss) - GAAP Basis	$122,703	$(22,016)
(Income) loss from discontinued operations	-	(42)
Income tax provision (benefit)	21,234	(855)
Interest expense	4,406	7,883
Interest income	(144)	(168)
Amortization of purchased intangible assets	18,289	19,065
Depreciation	6,708	6,973
Amortization of cloud-based software implementation costs (2)	748	513
Loss on extinguishment of debt	1,761	-
Other non-GAAP adjustments (as scheduled above)	(66,241)	13,738
Adjusted EBITDA	$109,464	$25,091

As a percentage of net sales:
Net income (loss) - GAAP Basis	26.1%	(7.8)%
Adjusted EBITDA	23.3%	8.9%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$132,279	$131,195
Non-GAAP adjustments to operating expenses (as scheduled above)	(27,412)	(31,191)
Operating Expenses - Non-GAAP basis	$104,867	$100,004

(1)	Excludes amortization of $14,144 and $14,522 for the six months ending June 26, 2021 and June 27, 2020, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.